UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2005

REMEC, INC.

(Exact name of registrant as specified in its charter)

California	001-16541	95-3814301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3790 Via de la Valle, Del Mar, CA 92014

(Address of principal executive offices, with zip code)

(858) 842-3000

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On May 23, 2005, REMEC, Inc. (“REMEC”) filed a Form 8-K to report the completion of the sale of its wholly owned subsidiary, REMEC Defense & Space, Inc., and the reclassification of its common stock through an amendment to its Restated Articles of Incorporation. In response to Part (b) of Item 9.01 of such Form 8-K, REMEC stated that it would file the required pro forma financial information by amendment within four business days after May 20, 2005. This amended Form 8-K is being filed to provide such information.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 20, 2005, REMEC completed the sale of its wholly owned subsidiary, REMEC Defense & Space, Inc. (“REMEC Defense & Space”), to Chelton Microwave Corporation (“Chelton Microwave”) for $260,000,000 in cash, subject to certain post-closing adjustments and the assumption of certain liabilities by Chelton Microwave. The sale of REMEC Defense & Space was made pursuant to an Agreement and Plan of Merger, dated December 20, 2004, by and among REMEC, REMEC Defense & Space, Chelton Microwave and Chelton RDS Acquisition Corp., a wholly owned subsidiary of Chelton Microwave (the “Merger Agreement”). Prior to this transaction, no material relationship existed between REMEC and Chelton Microwave, or their respective affiliates, directors or officers, or any associates of their directors or officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

REMEC also completed a reclassification of its common stock (the “Reclassification”) on May 20, 2005 by filing a Certificate of Amendment to its Restated Articles of Incorporation with the Secretary of State of the State of California. In the Reclassification, each share of common stock outstanding at the close of trading on the Nasdaq National Market on May 20, 2005 (the “Existing Common Stock”) was converted into 0.446 of a share of common stock and one share of redemption stock. Immediately following the Reclassification, the redemption stock was converted into a right to receive $2.80 per share (the “Redemption”). As a result of the Reclassification and Redemption, each holder of one share of Existing Common Stock at the close of trading on the Nasdaq National Market on May 20, 2005 will receive 0.446 of a share of common stock and $2.80 in cash. The common stock issued in the Reclassification has the same rights, preferences and privileges as the Existing Common Stock, and trades on the Nasdaq National Market. The purpose of the Reclassification and Redemption was to allow REMEC to distribute approximately $177,000,000 of the consideration it received from the sale of REMEC Defense & Space to its shareholders.

On May 20, 2005, REMEC issued a press release announcing the completion of the sale of REMEC Defense & Space and the Reclassification and Redemption. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial statements were prepared to reflect the effect of REMEC’s sale of REMEC Defense & Space, Inc., and the accompanying Reclassification and Redemption, (i) on a stand-alone basis and (ii) assuming REMEC also obtains approval for and completes the proposed sale of selected assets and liabilities of its Wireless Systems business to Powerwave Technologies, Inc., as described in REMEC’s Current Report on Form 8-K filed on March 15, 2005 (the “Wireless Transaction”).

The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with REMEC’s historical condensed consolidated financial statements and the related notes that are included in REMEC’s Form 10-K for the year ended January 31, 2005, as filed with the SEC on April 18, 2005. The unaudited pro forma condensed consolidated financial statements are based on presently available information and are not necessarily indicative of the results that would have been reported had the transactions actually occurred on the dates specified. The unaudited pro forma condensed consolidated financial statements do not purport to indicate the future condensed consolidated financial position or future condensed consolidated results of operations of REMEC.

Sale of REMEC Defense & Space

The following unaudited pro forma condensed consolidated financial statements give effect to the sale of REMEC Defense & Space in exchange for $260 million in cash, subject to certain post-closing adjustments and the assumption of certain liabilities by Chelton Microwave, and the completion of the Reclassification and the Redemption.

The unaudited pro forma condensed consolidated balance sheet as of January 31, 2005 gives effect to the sale of REMEC Defense & Space, the Reclassification and the Redemption (at an aggregate redemption amount of $177 million) as if they occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended January 31, 2005 give effect to the sale of REMEC Defense & Space, the Reclassification and the Redemption (at an aggregate redemption amount of $177 million) as if they occurred at the beginning of the period presented.

The pro forma adjustments presented below reflect the removal from REMEC’s condensed consolidated balance sheet of certain assets and liabilities of its defense & space business in connection with the sale of REMEC Defense & Space, as well as liabilities directly arising as a result of the sale of REMEC Defense & Space. The pro forma adjustments reflect the effect on weighted average shares of common stock outstanding as a result of the Reclassification. The pro forma adjustments are based on preliminary estimates, currently available information and certain assumptions that REMEC’s management believes are reasonable.

REMEC, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands, except share amounts)

	Pro Forma Adjustments As of January 31, 2005
	Company Historical	Sale of Defense & Space (a)	Company Pro Forma
Assets
Current assets:
Cash and cash equivalents	$32,242	$77,697	$109,939
Short-term investments	4,531	—	4,531
Accounts receivable, net	60,501	(13,747)	46,754
Notes and other receivables	13,858	—	13,858
Inventories, net	70,450	(9,722)	60,728
Other current assets	5,224	(177)	5,047

Total current assets	186,806	54,051	240,857

Property, plant and equipment, net	71,967	(14,650)	57,317
Restricted cash	9,426	—	9,426
Goodwill, net	3,018	(3,018)	—
Intangible assets, net	2,572	—	2,572
Other assets	1,134	—	1,134

	$274,923	$36,383	$311,306

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$53,252	$(9,604)	$43,648
Accrued expenses and other current liabilities	54,554	21,555	76,109

Total current liabilities	107,806	11,951	119,757

Deferred income taxes and other long-term liabilities	2,612	(879)	1,733

Shareholders’ equity (62,458,259 common and no preferred shares outstanding, on a historical basis and 31,171,668 common and no preferred shares on a pro forma basis)	164,505	25,311	189,816

	$274,923	$36,383	$311,306

See accompanying notes to unaudited pro forma condensed consolidated financial information

REMEC, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except share amounts)

	Fiscal Year Ended January 31, 2005
	Company Historical	Sale of Defense & Space (b)		Company Pro Forma
Net sales	$423,911	$(99,553)		$324,358
Cost of sales	358,501	(71,746)		286,755

Gross profit	65,410	(27,807)		37,603
Operating expenses:
Selling, general and administrative	53,491	(11,043)		42,448
Research and development	40,578	(458)		40,120
Impairment of goodwill	62,400	—		62,400
Restructuring (reversals)	(888)	—		(888)

Total operating expenses	155,581	(11,501)		144,080

Loss from continuing operations	(90,171)	(16,306)		(106,477)
Interest income and other, net	(93)	(146)		(239)

Loss from continuing operations before income taxes	(90,264)	(16,452)		(106,716)
Provision (credit) for income taxes	(62)	—		(62)

Net loss from continuing operations	(90,202)	(16,452)		(106,654)
Loss from discontinued operations, net of tax	(579)	145		(434)

Net loss before effect of sale of Defense & Space (d)	$(90,781)	$(16,307)		$(107,088)

Basic and diluted net loss per common share:
Loss from continuing operations	$(1.45)			$(3.64)
Loss from discontinued operations	(0.01)			(0.01)

	$(1.46)			$(3.65)

Weighted average common shares outstanding:
Basic	62,069	(32,722	)(c)	29,347

Diluted	62,069	(32,722	)(c)	29,347

See accompanying notes to unaudited pro forma condensed consolidated financial information

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information of REMEC, Inc.

Note 1. Basis of Presentation. On December 20, 2004, REMEC entered into the Merger Agreement with REMEC Defense & Space, Chelton Microwave and Chelton RDS Acquisition Corp. (“Merger Sub”), under which REMEC agreed to the sale of REMEC Defense & Space to Chelton Microwave for $260 million in cash, plus other liabilities being assumed of $841,000 and subject to certain post-closing adjustments (including an increase or decrease based on the change in the intercompany accounts between October 29, 2004 and the closing date). In connection with the sale, certain assets and liabilities related to REMEC Defense & Space were removed from REMEC’s condensed consolidated balance sheet.

Following the completion of the sale of REMEC Defense & Space, REMEC amended its existing Restated Articles of Incorporation through a Certificate of Amendment, pursuant to which each outstanding share of REMEC’s common stock was converted into 0.446 of a share of common stock and one (1) share of redemption stock. Immediately following the Reclassification, each share of redemption stock was converted into a right to receive $2.80 per share.

The unaudited pro forma condensed consolidated balance sheet as of January 31, 2005 gives effect to the Reclassification, the sale of REMEC Defense & Space (net of related costs) and the payment of an aggregate redemption amount of $177.0 million in the Redemption, as if these transactions had occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended January 31, 2005 gives effect to the sale of REMEC Defense & Space, together with the Reclassification and the Redemption as if they occurred at the beginning of the period presented.

Note 2. Pro Forma Adjustments. Adjustments to present the unaudited pro forma condensed consolidated financial statements are set forth below. The pro forma adjustments only give effect to amounts that are directly attributable to the sale of REMEC Defense & Space:

a.	Reflects, as detailed below, the following pro forma adjustments: (i) the removal from REMEC’s balance sheet of the assets purchased by Chelton Microwave under the terms of the Merger Agreement and certain liabilities relating to REMEC Defense & Space, (ii) the cash received as a result of the sale of REMEC Defense & Space (reduced by $7 million for the change in the intercompany accounts between REMEC and REMEC Defense & Space and the payment of $4.7 million in transaction expenses), (iii) the accrual of $27.8 million of additional transaction and other certain liabilities arising as a result of the sale of REMEC Defense & Space (primarily for income taxes and employee costs including compensation expense associated with equity instruments which vested as a result of the sale of REMEC Defense & Space, retention bonuses and severance payments), (iv) the cash exercise of fully vested and accelerated stock options and restricted stock units (“RSUs”) and (v) the effect of a $177 million cash distribution in the Redemption as if these events occurred on January 31, 2005.

	Pro Forma Adjustments for the Sale of REMEC Defense & Space
	Merger consideration and related costs	Historical costs of assets sold and liabilities relieved	Exercise of fully vested stock options & RSU’s	Exercise of accelerated stock options	Redemption of redeemable stock issued in Reclassification	Total Pro Forma Adjustments for the Sale of Defense & Space (b)
	(in thousands, except share amounts)
Current assets:
Cash and cash equivalents	$249,675	$(2)	$3,677	$1,347	$(177,000)	$77,697
Accounts receivable, net	—	(13,747)	—	—	—	(13,747)
Inventories, net	—	(9,722)	—	—	—	(9,722)
Other current assets	—	(177)	—	—	—	(177)

Total current assets	249,675	(23,648)	3,677	1,347	(177,000)	54,051
Property, plant and equipment, net	—	(14,650)	—	—	—	(14,650)
Goodwill	—	(3,018)	—	—	—	(3,018)

	$249,675	$(41,316)	$3,677	$1,347	$(177,000)	$36,383

Current liabilities:
Accounts payable	—	(9,604)	—	—	—	(9,604)
Accrued expenses and other current liabilities	27,762	(6,207)	—	—	—	21,555

Total current liabilities	27,762	(15,811)	—	—	—	11,951
Deferred income taxes and other long-term liabilities	—	(879)	—	—	—	(879)

Effect on shareholders’ equity	$221,913	$(24,626)	$3,677	$1,347	$(177,000)	$25,311

b.	These adjustments reflect the elimination of the revenue and direct costs of REMEC Defense & Space as if the sale of REMEC Defense & Space had occurred as of the beginning of the period presented.

c.	This adjustment represents the effect on weighted average common shares outstanding as a result of the (i) Reclassification, (ii) the exercise of fully vested options, (iii) all of the RSUs outstanding as of May 20, 2005 and (iv) the Dividend Access shares exchanged for shares of common stock in connection with the sale of REMEC Defense & Space as if these transactions had occurred as of the beginning of the period presented. Pursuant to the Reclassification, each outstanding share of common stock immediately following the effective time of the sale of REMEC Defense & Space was converted into 0.446 of a share of common stock and one share of redemption stock. Diluted weighted common shares outstanding do not include the effect of outstanding unvested stock options which would be anti-dilutive.

d.	REMEC anticipates recognizing a gain of approximately $192 million from the sale of REMEC Defense & Space.

Sale of REMEC Defense & Space and Wireless Transaction

The following unaudited pro forma condensed consolidated financial statements give effect to (i) the sale of REMEC Defense & Space in exchange for $260 million in cash, subject to certain post-closing adjustments and the assumption of certain liabilities by Chelton Microwave, and the completion of the Reclassification and the Redemption and (ii) the completion of the Wireless Transaction for 10 million shares of common stock of Powerwave Technologies, Inc. (with an assumed value of $80 million) plus $40 million in cash, of which $15 million will be held in escrow for nine months to cover indemnifications and contingencies.

The unaudited pro forma condensed consolidated balance sheet as of January 31, 2005 gives effect to the sale of REMEC Defense & Space, the Reclassification, the Redemption (at an aggregate redemption amount of a $177 million) and the completion of the Wireless Transaction as if they occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended January 31, 2005 give effect to the sale of REMEC Defense & Space, the Reclassification, the Redemption (at an aggregate redemption amount of $177 million) and the Wireless Transaction as if they occurred at the beginning of the period presented.

The pro forma adjustments presented below reflect the removal from REMEC’s condensed consolidated balance sheet of certain assets and liabilities of its defense & space business in connection with the sale of REMEC Defense & Space, as well as liabilities directly arising as a result of the sale of REMEC Defense & Space and the Wireless Transaction, together with the elimination of the revenues and direct costs of REMEC’s defense & space and commercial wireless businesses, and the sale of selected assets and liabilities of REMEC’s commercial wireless business as part of the Wireless Transaction. The pro forma adjustments reflect the effect on weighted average shares of common stock outstanding as a result of the Reclassification. The pro forma adjustments are based on preliminary estimates, currently available information and certain assumptions that REMEC’s management believes are reasonable.

REMEC, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands, except share amounts)

	Pro Forma Adjustments As of January 31, 2005
	Company Historical	Sale of Defense & Space (a)	Subtotal	Sale of Wireless Assets (b)	Company Pro Forma
Assets
Current assets:
Cash and cash equivalents	$32,242	$77,697	$109,939	$30,600	$140,539
Short-term investments	4,531	—	4,531	—	4,531
Accounts receivable, net	60,501	(13,747)	46,754	(34,561)	12,193
Notes and other receivables	13,858	—	13,858	(1,323)	12,535
Inventories, net	70,450	(9,722)	60,728	(46,759)	13,969
Other current assets	5,224	(177)	5,047	12,463	17,510

Total current assets	186,806	54,051	240,857	(39,580)	201,277

Property, plant and equipment, net	71,967	(14,650)	57,317	(46,715)	10,602
Restricted cash	9,426	—	9,426	—	9,426
Goodwill, net	3,018	(3,018)	—	—	—
Intangible assets, net	2,572	—	2,572	(2,572)	—
Marketable securities	—	—	—	80,000	80,000
Other assets	1,134	—	1,134	(682)	452

	$274,923	$36,383	$311,306	$(9,549)	$301,757

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$53,252	$(9,604)	$43,648	$(37,952)	$5,696
Accrued expenses and other current liabilities	54,554	21,555	76,109	(18,257)	57,852

Total current liabilities	107,806	11,951	119,757	(56,209)	63,548

Deferred income taxes and other long-term liabilities	2,612	(879)	1,733	(750)	983

Shareholders’ equity (62,458,259 common and no preferred shares outstanding, on a historical basis and 31,171,668 common and no preferred shares on a pro forma basis)	164,505	25,311	189,816	47,410	237,226

	$274,923	$36,383	$311,306	$(9,549)	$301,757

See accompanying notes to unaudited pro forma condensed consolidated financial information

REMEC, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Fiscal Year Ended January 31, 2005
	Company Historical	Sale of Defense & Space (c)		Subtotal	Sale of Wireless Assets (d)	Company Pro Forma
Net sales	$423,911	$(99,553)		$324,358	$(251,743)	$72,615
Cost of sales	358,501	(71,746)		286,755	(226,881)	59,874

Gross profit	65,410	(27,807)		37,603	(24,862)	12,741
Operating expenses:
Selling, general and administrative	53,491	(11,043)		42,448	(32,017)	10,431
Research and development	40,578	(458)		40,120	(32,896)	7,224
Impairment of goodwill	62,400	—		62,400	—	62,400
Restructuring (reversals)	(888)	—		(888)	—	(888)

Total operating expenses	155,581	(11,501)		144,080	(64,913)	79,167

Loss from continuing operations	(90,171)	(16,306)		(106,477)	40,051	(66,426)
Interest income and other, net	(93)	(146)		(239)	(1)	(240)

Loss from continuing operations before income taxes	(90,264)	(16,452)		(106,716)	40,050	(66,666)
Provision (credit) for income taxes	(62)	—		(62)	—	(62)

Net loss from continuing operations	(90,202)	(16,452)		(106,654)	40,050	(66,604)
Loss from discontinued operations, net of tax	(579)	145		(434)	—	(434)

Net loss before effect of sale of Defense & Space and Wireless Assets (f) (g)	$(90,781)	$(16,307)		$(107,088)	$40,050	$(67,038)

Basic and diluted net loss per common share:
Loss from continuing operations	$(1.45)					$(2.24)
Loss from discontinued operations	(0.01)					$(0.01)

	$(1.46)					$(2.25)

Weighted average common shares outstanding:
Basic	62,069	(32,234	)(e)			29,835

Diluted	62,069	(32,234	)(e)			29,835

See accompanying notes to unaudited pro forma condensed consolidated financial information

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information of REMEC, Inc.

Note 1. Basis of Presentation. On December 20, 2004, REMEC entered into the Merger Agreement with REMEC Defense & Space, Chelton Microwave and Merger Sub, under which REMEC agreed to the sale of REMEC Defense & Space to Chelton Microwave for $260 million in cash, plus other liabilities being assumed of $841,000 and subject to certain post-closing adjustments (including an increase or decrease based on the change in the intercompany accounts between October 29, 2004 and the closing date). In connection with the sale, certain assets and liabilities related to REMEC Defense & Space were removed from REMEC’s consolidated balance sheet.

Following the completion of the sale of REMEC Defense & Space, REMEC amended its existing Restated Articles of Incorporation through a Certificate of Amendment, pursuant to which each outstanding share of REMEC’s common stock was converted into 0.446 of a share of common stock and one (1) share of redemption stock. Immediately following the Reclassification, each share of redemption stock was converted into a right to receive $2.80 per share.

On March 15, 2005, REMEC announced the sale of selected assets and liabilities of its Wireless Systems business to Powerwave Technologies, Inc., a NASDAQ publicly traded company, for 10 million shares of Powerwave common stock (with an assumed value of $80 million) plus $40 million in cash, of which $15 million will be held in escrow for nine months to cover indemnifications and contingencies. In connection with the sale, certain assets and liabilities related to the commercial wireless business will be removed from REMEC’s balance sheet. This transaction is subject to shareholder approval. The sale transaction includes REMEC’s RF conditioning products, filters, tower-mounted amplifiers and RF power amplifiers. The transaction also includes REMEC’s manufacturing facilities in Costa Rica, China and the Philippines, as well as certain employee related costs, facility lease obligations and assets and liabilities related to the product lines being acquired. After the consummation of the sale transaction, REMEC will retain certain assets of the Wireless Systems business that include the ODU/Transceiver product line and the manufacturing services business.

The unaudited pro forma condensed consolidated balance sheet as of January 31, 2005 gives effect to (i) the Reclassification, the sale of REMEC Defense & Space (net of related costs) and the payment of an aggregate redemption amount of $177.0 million in the Redemption, and (ii) the Wireless Transaction, as if these transactions had occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended January 31, 2005 gives effect to the proposed Wireless Transaction and the sale of REMEC Defense & Space, together with the Reclassification and the Redemption as if they occurred at the beginning of the period presented.

Note 2. Pro Forma Adjustments. Adjustments to present the unaudited pro forma condensed consolidated financial statements are set forth below. The pro forma adjustments only give effect to amounts that are directly attributable to the sale of REMEC Defense & Space and the Wireless Transaction, assuming the Wireless Transaction is approved by REMEC’s shareholders:

a.	Reflects, as detailed below, the following pro forma adjustments: (i) the removal from REMEC’s balance sheet of the assets purchased by Chelton Microwave under the terms of the Merger Agreement and certain liabilities relating to REMEC Defense & Space, (ii) the cash received as a result of the sale of REMEC Defense & Space (reduced by $7 million for the change in the intercompany accounts between REMEC and REMEC Defense & Space and the payment of $4.7 million in transaction expenses), (iii) the accrual of $27.8 million of additional transaction and other certain liabilities arising as a result of the sale of REMEC Defense & Space (primarily for income taxes and employee costs including compensation expense associated with equity instruments which vested as a result of the sale of REMEC Defense & Space, retention bonuses and severance payments), (iv) the cash exercise of fully vested and accelerated stock options and RSUs and (v) the effect of a $177 million cash distribution in the Redemption as if these events occurred on January 31, 2005.

	Pro Forma Adjustments for the Sale of REMEC Defense & Space
	Merger consideration and related costs	Historical costs of assets sold and liabilities relieved	Exercise of fully vested stock options & RSU’s	Exercise of accelerated stock options	Redemption of redeemable stock issued in Reclassification	Total Pro Forma Adjustments for the Sale of Defense & Space (b)
	(in thousands, except share amounts)
Assets
Current assets:
Cash and cash equivalents	$249,675	$(2)	$3,677	$1,347	$(177,000)	$77,697
Accounts receivable, net	—	(13,747)	—	—	—	(13,747)
Inventories, net	—	(9,722)	—	—	—	(9,722)
Other current assets	—	(177)	—	—	—	(177)

Total current assets	249,675	(23,648)	3,677	1,347	(177,000)	54,051
Property, plant and equipment, net	—	(14,650)	—	—	—	(14,650)
Goodwill, net	—	(3,018)	—	—	—	(3,018)

	$249,675	$(41,316)	$3,677	$1,347	$(177,000)	$36,383

Current liabilities:
Accounts payable	—	(9,604)	—	—	—	(9,604)
Accrued expenses and other current liabilities	27,762	(6,207)	—	—	—	21,555

Total current liabilities	27,762	(15,811)	—	—	—	11,951
Deferred income taxes and other long-term liabilities	—	(879)	—	—	—	(879)

Effect on shareholders’ equity	$221,913	$(24,626)	$3,677	$1,347	$(177,000)	$25,311

b.	Reflects, as detailed below, the following pro forma adjustments: (i) the removal from our condensed consolidated balance sheet of the assets purchased and the liabilities assumed by Powerwave Technologies, Inc. in the Wireless Transaction, the cash received as a result of the sale of REMEC Wireless (adjusted by the payment of $2.9 million in certain transaction expenses), (ii) the accrual of $11.9 million of additional transaction and other certain liabilities arising as a result of the Wireless Transaction (primarily for D&O insurance trailer and employee costs including compensation expense associated with equity instruments which vested as a result of a change of control, retention bonuses and severance payments) and (iii) the cash exercise of accelerated stock options, as if these events occurred on January 31, 2005. We have not assumed any additional tax liability will arise from the Wireless Transaction. The amount of the gain we will recognize will depend on the final structure of the Wireless Transaction. Since we expect that all of our net operating and capital losses, including losses we are carrying over from prior years, as well as available state and federal income tax credits, will be absorbed to offset taxes that would otherwise be due as a result of our sale of REMEC Defense & Space, such amounts would not be available to offset gains from the Wireless Transaction. As a result, any gains from the Wireless Transaction would be fully subject to federal and state income taxes. We are currently in discussions with Powerwave to restructure the Wireless Transaction in a more tax efficient manner. Since the amount of federal and state corporate income tax liability we will incur as a result of our proposed Wireless Transaction will depend on the results of these discussions, we can not calculate the exact tax liability we will incur as of the date of this 8-K filing. If we are unsuccessful in restructuring the Wireless Transaction in a more efficient manner, our tax liability associated with the transaction could increase by up to approximately $25 million.

	Pro Forma Adjustments for the Sale of Wireless Assets
	Total consideration and related costs	Historical costs of assets sold and liabilities relieved	Exercise of accelerated stock options	Total Pro Forma Adjustments for the Sale of Wireless Assets
	(in thousands, except share amounts)
Assets
Current assets:
Cash and cash equivalents	$22,160	$—	$8,440	$30,600
Accounts receivable, net	—	(34,561)	—	(34,561)
Notes and other receivables	—	(1,323)	—	(1,323)
Inventories, net	—	(46,759)	—	(46,759)
Other current assets	15,000	(2,537)	—	12,463

Total current assets	37,160	(85,180)	8,440	(39,580)

Property, plant and equipment, net	—	(46,715)	—	(46,715)
Intangible assets, net	—	(2,572)	—	(2,572)
Marketable securities	80,000	—	—	80,000
Other assets	—	(682)	—	(682)

	$117,160	$(135,149)	$8,440	$(9,549)

Liabilities and Equity
Current liabilities:
Accounts payable	$—	$(37,952)	$—	$(37,952)
Accrued expenses and other current liabilities	11,904	(30,162)	—	(18,257)

Total current liabilities	11,904	(68,114)	—	(56,210)

Deferred income taxes and other long-term liabilities	—	(750)	—	(750)

Effect on shareholders’ equity	$105,256	$(66,285)	$8,440	$47,410

c.	These adjustments reflect the elimination of the revenue and direct costs of REMEC Defense & Space as if the sale of REMEC Defense & Space had occurred as of the beginning of the period presented.

d.	These adjustments reflect the elimination of the revenue and direct costs associated with the Wireless assets included in the proposed sale to Powerwave as if the transaction had occurred at the beginning of the period presented.

e.	This adjustment represents the effect on weighted average common shares outstanding as a result of the (i) Reclassification, (ii) the exercise of fully vested options, (iii) all of the RSUs outstanding as of May 20, 2005 and (iv) the Dividend Access shares exchanged for shares of common stock in connection with the sale of REMEC Defense & Space as if these transactions had occurred as of the beginning of the period presented. Pursuant to the Reclassification, each outstanding share of common stock immediately following the effective time of the sale of REMEC Defense & Space was converted into 0.446 of a share of common stock and one share of redemption stock. Diluted weighted common shares outstanding do not include the effect of outstanding unvested stock options which would be anti-dilutive.

f.	REMEC anticipates recognizing a gain of approximately $192 million from the sale of REMEC Defense & Space.

g.	Upon consummation of the proposed Wireless Transaction, REMEC anticipates recognizing a gain of approximately $28 million.

(c) Exhibits

The following exhibits are filed with this current report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 20, 2004, by and among REMEC, Inc., REMEC Defense & Space, Inc., Chelton Microwave Corporation and Chelton RDS Acquisition Corp. (1)

3.1	Certificate of Amendment of Restated Articles of Incorporation of REMEC, Inc. (2)

99.1	Press Release, dated May 20, 2005. (3)

(1)	Incorporated by reference to Annex A to REMEC, Inc.’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 21, 2005.
(2)	Incorporated by reference to Annex B to REMEC, Inc.’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 21, 2005.
(3)	Incorporated by reference to Exhibit No. 99.1 to REMEC, Inc.’s Form 8-K filed with the Securities and Exchange Commission on May 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

Date: May 26, 2005	By:	/s/ Donald J. Wilkins
Donald J. Wilkins
Senior Vice President, General Counsel and Secretary